Exhibit 10.4

FORM OF

BLUE OWL INCENTIVE UNIT GRANT CERTIFICATE

UNDER THE BLUE OWL CAPITAL INC. 2021 OMNIBUS EQUITY INCENTIVE PLAN

(EXECUTIVE)1

Pursuant to this Blue Owl Incentive Unit Grant Certificate (this “Grant Certificate”), the Blue Owl Incentive Unit Agreement (the “Incentive Unit Agreement”), which is attached hereto, and the Blue Owl Capital Inc. 2021 Omnibus Equity Incentive Plan (as may be amended from time to time, the “Plan”): (i) Blue Owl Capital Carry LP, a Delaware limited partnership (“Blue Owl Carry”), hereby issues the number of unvested profits interests in Blue Owl Carry, in the form of Class P Units of Blue Owl Carry (“Blue Owl Carry Incentive Units”), set forth below to Blue Owl Management Vehicle LP, a Delaware limited partnership (“Blue Owl Management Vehicle”); (ii) Blue Owl Capital Holdings LP, a Delaware limited partnership (“Blue Owl Holdings”) hereby issues the number of unvested profits interests in Blue Owl Holdings, in the form of Class P Units of Blue Owl Holdings (“Blue Owl Holdings Incentive Units”), set forth below to Blue Owl Management Vehicle; and (iii) Blue Owl Management Vehicle hereby issues the number of unvested profits interests in Blue Owl Management Vehicle, in the form of Class P Units of Blue Owl Management Vehicle (“Management Vehicle Incentive Units” and, together with the related Blue Owl Carry Incentive Units and Blue Owl Holdings Incentive Units, “Blue Owl Incentive Units”), indicated below to the Grantee. The Blue Owl Incentive Units are subject to all of the terms and conditions set forth herein and in the Second Amended and Restated Limited Partnership Agreement of Blue Owl Carry (as amended from time to time, the “Blue Owl Carry LPA”), the Second Amended and Restated Limited Partnership Agreement of Blue Owl Holdings (as amended from time to time, the “Blue Owl Holdings LPA”) and the Amended and Restated Limited Partnership Agreement of Blue Owl Management Vehicle (as amended from time to time, the “Blue Owl Management Vehicle LPA”), as applicable. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Blue Owl Carry LPA, the Blue Owl Holdings LPA and the Blue Owl Management Vehicle LPA, as applicable, the Incentive Unit Agreement (including Appendix A to the Incentive Unit Agreement), and the Plan.

Grantee of Management Vehicle Incentive Units:	[•]

Date of Grant:	[•]

Number of Blue Owl Carry Incentive Units:	[•]

Number of Blue Owl Holdings Incentive Units:	[•]

Number of Management Vehicle Incentive Units:	[•]

Threshold Value of each Class A Share of the Corporation	$[•]

Threshold Value apportioned to each Blue Owl Carry Incentive Unit:	$[•]

Threshold Value apportioned to each Blue Owl Holdings Incentive Unit:	$[•]

Vesting Schedule:

[1]	Note: To the extent a grant is being made to a non-US based employee, local counsel will need to review and fold in necessary changes based upon this form.

Date: August 15, 2024[2]	Percentage Vested: 33.33%

Date: August 15, 2025[3]	Percentage Vested: 33.33%

Date: August 15, 2026[4]	Percentage Vested: 33.34%

Post-Vesting Transfer Restrictions under Section 3.3 and Section 3.4 of the Incentive Unit Agreement:	☒ Applicable ☐ Inapplicable

* * *

[2]	Note: For future grants, to be the 3rd anniversary of the Grant Date.
[3]	Note: For future grants, to be the 4th anniversary of the Grant Date.
[4]	Note: For future grants, to be the 5th anniversary of the Grant Date.

Schedule 1 to Grant Certificate

Additional Provisions5

Section 1. Minimum Retained Ownership Requirement.

(a) For so long as the Grantee remains in Service, the Grantee (collectively with all Permitted Transferees, if applicable) must continuously hold an aggregate number of Class A Common Stock Equivalents (as defined below) that is at least equal to the Minimum Retained Ownership Percentage (as defined below) of the cumulative amount of (i) all Blue Owl Management Vehicle Units, (ii) all other Blue Owl Holdings Incentive Units and Blue Owl Carry Incentive Units, or (iii) any other Awards under the Plan, in each case, subject to a minimum retained ownership requirement that have been or are hereafter granted to the Grantee under the Operating Agreements and/or the Plan, in each case, that have become vested in accordance with their terms. Any purported Transfer or Exchange of any Blue Owl Holdings Incentive Units, Blue Owl Carry Incentive Units, Class A Units or Class A Common Stock that would result in a violation of this Section 1 shall be automatically deemed null and void. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Section 4.8), this Section 1 shall survive any termination of the Incentive Unit Agreement.

(b) “Class A Common Stock Equivalents” means any combination of: (i) Blue Owl Holdings Incentive Units and Blue Owl Carry Incentive Units that are or become vested pursuant to Section 2 of the Incentive Unit Agreement (even if they are Transfer-Blue Owl Incentive Units) but are not Exchanged and shares of Class A Common Stock delivered upon Exchange of such Blue Owl Management Vehicle Units and not designated for sale, (ii) Blue Owl Holdings Incentive Units and Blue Owl Carry Incentive Units subject to a minimum retained ownership requirement granted to the Grantee under the Operating Agreements and the Plan that are or become vested pursuant to a provision similar to Section 2 of the Incentive Unit Agreement (even if a provision similar to the transfer restrictions on the Transfer-Blue Owl Incentive Units has not yet been satisfied) but not Exchanged, (iii) any Awards issued to the Grantee under the Plan that are subject to a minimum retained ownership requirement, and (iv) shares of Class A Common Stock delivered upon (A) the Exchange of such Blue Owl Holdings Incentive Units and Blue Owl Carry Incentive Units or (B) in accordance with the terms of any Award agreement under the Plan and not designated for sale.

(c) “Minimum Retained Ownership Percentage” means [25]%.6

[5]	Note: To contain any additional provisions applicable to any grantee (e.g. minimum ownership conditions.
[6]	Note: Minimum Retained Ownership Percentage applicable to any grantee to be determined upon grant by the Admnistrator.

THE UNDERSIGNED GRANTEE ACKNOWLEDGES RECEIPT OF THIS BLUE OWL INCENTIVE UNIT GRANT CERTIFICATE, THE INCENTIVE UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF BLUE OWL INCENTIVE UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS BLUE OWL INCENTIVE UNIT GRANT CERTIFICATE, THE INCENTIVE UNIT AGREEMENT AND THE PLAN.

BLUE OWL CAPITAL CARRY LP,	GRANTEE
by Blue Owl Capital GP LLC,
its General Partner

By:	Electronic Signature
Title:	Name: Grantee Name
Date: Grant Date

BLUE OWL CAPITAL HOLDINGS LP,
by Blue Owl Capital GP LLC,
its General Partner

By:
Title:

BLUE OWL CAPITAL INC.

By:
Title:

BLUE OWL MANAGEMENT VEHICLE LP,
by Blue Owl Capital GP LLC,
its General Partner

By:
Title:

BLUE OWL INCENTIVE UNIT AGREEMENT

UNDER THE BLUE OWL CAPITAL INC. 2021 OMNIBUS EQUITY INCENTIVE PLAN

Pursuant to the Blue Owl Incentive Unit Grant Certificate (the “Grant Certificate”) delivered to the Grantee (as defined in the Grant Certificate), and subject to the terms of this Incentive Unit Agreement (this “Agreement”), the Second Amended and Restated Limited Partnership Agreement of Blue Owl Capital Carry LP (as amended from time to time, the “Blue Owl Carry LPA”), the Second Amended and Restated Limited Partnership Agreement of Blue Owl Capital Holdings LP (as amended from time to time, the “Blue Owl Holdings LPA”), the Amended and Restated Limited Partnership Agreement of Blue Owl Management Vehicle LP (as amended from time to time, the “Blue Owl Management Vehicle LPA”) and the Blue Owl Capital Inc. 2021 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”), Blue Owl Capital Inc. (the “Corporation”), Blue Owl Capital Carry LP (“Blue Owl Carry”), Blue Owl Capital Holdings LP (“Blue Owl Holdings”), Blue Owl Management Vehicle LP (“Blue Owl Management Vehicle”) and the Grantee hereby agree to the terms and conditions set forth herein. The Grant Certificate is incorporated into and deemed a part of this Agreement.

This Agreement sets forth the terms and conditions of one or more tandem awards of (i) unvested profits interests in Blue Owl Carry, pursuant to the Blue Owl Carry LPA, in the form of Class P Units of Blue Owl Carry (“Blue Owl Carry Incentive Units”), (ii) unvested profits interests in Blue Owl Holdings, pursuant to the Blue Owl Holdings LPA, in the form of Class P Units of Blue Owl Holdings (“Blue Owl Holdings Incentive Units”), and (iii) unvested profits interests in Blue Owl Management Vehicle, pursuant to the Blue Owl Management Vehicle LPA, in the form of Class P Units of Blue Owl Management Vehicle (“Management Vehicle Incentive Units” and, together with the related Blue Owl Carry Incentive Units and Blue Owl Holdings Incentive Units, “Blue Owl Incentive Units”). The Blue Owl Carry LPA, the Blue Owl Holdings LPA and the Blue Owl Management Vehicle LPA are herein referred to as the “Operating Agreements.” Capitalized terms used but not otherwise defined herein, in the Grant Certificate or in Appendix A attached hereto shall have the meaning set forth in the Plan.

ARTICLE I

GRANT OF INCENTIVE UNITS

Section 1.1 Grant of Blue Owl Incentive Units.

Subject to the terms and conditions set forth herein and in the Operating Agreements and the Plan, (a) Blue Owl Carry hereby grants to Blue Owl Management Vehicle the number of Blue Owl Carry Incentive Units set forth in the Grant Certificate; (b) Blue Owl Holdings hereby grants to Blue Owl Management Vehicle the number of the number of Blue Owl Holdings Incentive Units set forth in the Grant Certificate; and (c) Blue Owl Management Vehicle hereby grants to the Grantee the number of Management Vehicle Incentive Units set forth in the Grant Certificate. The grant of Blue Owl Incentive Units hereunder is conditioned upon the Grantee’s (i) compliance with the terms of any and all confidentiality and restrictive covenant obligations (including, but not limited to, non-competition, non-solicitation, intellectual property assignment and non-disparagement covenants obligations, if any), by and between the Grantee and any of the Designated Service Recipient, the Corporation, Blue Owl Holdings, Blue Owl Carry, Blue Owl Management Vehicle or any other member of the Blue Owl Group, as applicable, as such agreements may be amended from time to time (collectively, the “Confidentiality and Restrictive Covenant Obligations”), all of which are fully incorporated herein by reference as though fully set forth herein, and (ii) execution of a joinder attached hereto as Appendix C. All Management Vehicle Incentive Units and their related Blue Owl Carry Incentive Units and Blue Owl Holdings Incentive Units granted hereunder are intended to be, and shall be designed as, “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. Each Management Vehicle Incentive Unit and the related Blue Owl Carry Incentive Units or Blue Owl Holdings Incentive Units will entitle the holders thereof to receive distributions from either Blue Owl Holdings or Blue Owl Carry in accordance with the terms of (and subject to any restrictions contained in) the applicable Operating Agreement. For the avoidance of doubt and notwithstanding anything to the contrary, the Grantee expressly acknowledges and agrees that the Blue Owl Incentive Units granted hereunder are expressly subject to (i) the provisions of Section 4.8 of each of the Operating Agreements and (ii) the provisions of Section 3.1(a) of each of the Operating Agreements providing that once an Equitized Class P Series Unit (as defined in each of the Operating Agreements, as applicable) is converted into a Common Unit under each of the Operating Agreements, (A) the Exchange of such Common Unit pursuant to the Exchange Agreement shall not entitle its holder to any payments under the Tax Receivable Agreement (as defined in each of the Operating Agreements) and (B) the holder of such Common Unit shall not be entitled to vote on, or consent to, any matter, subject to the exceptions set forth in each of the Operating Agreements.

ARTICLE II

VESTING OF INCENTIVE UNITS

Section 2.1 Vesting of Restricted Units.

(a) Subject to the terms and conditions contained herein and in the Operating Agreements, the Blue Owl Incentive Units shall vest as provided in the Grant Certificate and this Section 2.1.

(i) Subject to the Grantee’s continued Service through the Vesting Date(s) specified in the Grant Certificate, the Blue Owl Incentive Units shall become vested on such date(s) as to the percentage(s) set forth in the Grant Certificate.

(ii) If, prior to the date the Blue Owl Incentive Units are vested or are otherwise terminated or forfeited: (A) the Grantee dies or experiences a Disability or is terminated by the Designated Service Recipient without Cause (each, a “Good Leaver Termination”), then any unvested Blue Owl Incentive Units may accelerate and vest upon such Good Leaver Termination if, and to the extent, determined in the discretion of the Administrator; or (B) a Change in Control occurs, then vesting of all or a portion of any unvested Blue Owl Incentive Units may be accelerated to the extent determined in the discretion of the Administrator.

(b) If the Grantee’s Service terminates for any reason other than due to a Good Leaver Termination, all then unvested Blue Owl Incentive Units shall immediately terminate and be forfeited for no consideration, and no exchange of such unvested Blue Owl Incentive Units for Class A Shares pursuant to Section 2.1(d) shall occur.

(c) Unless otherwise agreed in writing between the Grantee and the Corporation or as otherwise determined by the Administrator, the right to vest in the Blue Owl Incentive Units, if any, will terminate effective as of the date that the Grantee is no longer in active Service (even if still considered employed or engaged under local Law) and will not be extended by any notice period mandated under local Law (e.g., active Service would not include a period of “garden leave” or similar period pursuant to local Law), and all unvested Blue Owl Incentive Units shall immediately be forfeited upon such date for no consideration.

(d) Once a Blue Owl Carry Incentive Unit is vested and becomes an Equitized Class P Series Unit (as defined in the Blue Owl Carry LPA), (x) it shall be automatically forfeited and cancelled, and (y) a Common Unit of Blue Owl Carry shall be issued to Blue Owl Management Vehicle pursuant to the terms of the Blue Owl Carry LPA; and once a Blue Owl Holdings Incentive Unit is vested and becomes an Equitized Class P Series Unit (as defined in the Blue Owl Holdings LPA), (A) it shall be automatically forfeited and cancelled, and (B) a Common Unit of Blue Owl Holdings shall be issued to Grantee pursuant to the terms of the Blue Owl Holdings LPA (the transactions contemplated by the foregoing sentence, an “Equitization”). In addition, in connection with the Equitization of a Blue Owl Incentive Unit, the Corporation shall issue to Blue Owl Management Vehicle one share of Class C Common Stock or Class D Common Stock, as determined pursuant to the Blue Owl Holdings LPA and Blue Owl Carry LPA.

Section 2.2 Dividend and Distribution Payments. The Blue Owl Incentive Units granted to the Grantee hereunder do not include the right to receive any dividend payments with respect thereto (in each case except as otherwise expressly provided in the applicable Operating Agreement (including with respect to tax distributions)). Any Distribution paid by Blue Owl Carry to Blue Owl Management Vehicle with respect to Blue Owl Carry Units held by Blue Owl Management Vehicle shall be allocated and payable by Blue Owl Management Vehicle to the Grantee with respect to the Blue Owl Management Vehicle Incentive Units corresponding to such Blue Owl Carry Incentive Units as provided in the Operating Agreements. Any Distribution paid by Blue Owl Holdings to Blue Owl Management Vehicle with respect to Blue Owl Holdings Units held by Blue Owl Management Vehicle shall be allocated and payable by Blue Owl Management Vehicle to the Grantee with respect to the Blue Owl Management Vehicle Incentive Units corresponding to such Blue Owl Holdings Incentive Units as provided in the Operating Agreements.

Section 2.3 Threshold Value. In accordance with Section 3.1(a) of each of the Blue Owl Carry LPA and the Blue Owl Holdings LPA, the Blue Owl Carry Incentive Units and the Blue Owl Holdings Incentive Units are intended to constitute, at time of issuance, “profits interests” in Blue Owl Carry and Blue Owl Holdings, respectively, within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343. As such, the Blue Owl Carry Incentive Units and the Blue Owl Holdings Incentive Units will have an initial Capital Account of zero and will not be entitled to receive any distributions if, immediately after the issuance of such Blue Owl Incentive Units, Blue Owl Carry and Blue Owl Holdings, respectively, were to sell their assets at fair market value, satisfy applicable liabilities, and distribute the remaining assets in liquidation. Pursuant to Sections 5.1 and 5.2(c) of each of the Blue Owl Carry LPA and the Blue Owl Holdings LPA, subject to the conditions described therein, until such time as any Blue Owl Carry Incentive Unit or Blue Owl Holdings Incentive Unit, as applicable, becomes an “Equitized Class P Series Unit”, as described in the Blue Owl Carry LPA and Blue Owl Holdings LPA, or a Common Unit is issued upon the forfeiture and cancellation of such Incentive Unit, the Capital Accounts with respect to the Blue Owl Carry Incentive Units and the Blue Owl Holdings Incentive Units will be allocated a disproportionately high share of the Net Income of Blue Owl Carry or Blue Owl Holdings, respectively, that is attributable to Net Income of Blue Owl Carry or Blue Owl Holdings, as applicable, that arises from gain related to assets that are “section 197 intangibles” for purposes of Section 197 of the Code (including any such Net Income arising in connection with the “booking up” of partnership Capital Accounts with respect to Blue Owl Carry or Blue Owl Holdings, as applicable, in connection with certain events specified in applicable U.S. Dept. of Treasury Regulations, which events would include certain issuances or redemptions of interests in Blue Owl Carry or Blue Owl Holdings, as applicable), provided for the avoidance of doubt that any “book up” gain that represents a reversal of loss resulting from a previous “booking down” of Partnership assets occurring after, or from depreciation or amortization deductions realized after, the date of grant of the applicable Class P Unit shall be allocated solely to the partners allocated such loss and shall not be allocated in respect of the applicable Blue Owl Carry Incentive Units or Blue Owl Holdings Incentive Units. At such time as a Blue Owl Carry Incentive Unit or a Blue Owl Holdings Incentive Unit has been allocated an amount of Net Income of Blue Owl Carry or Blue Owl Holdings, as applicable, that causes its applicable Capital Account to match the Capital Account with respect to a Common Unit of Blue Owl Carry or Blue Owl Holdings, as applicable, such Blue Owl Carry Incentive Unit or Blue Owl Holdings Incentive Unit, as applicable, will, subject to applicable vesting restrictions, acquire full distribution entitlements (including in respect of a sale or other liquidity event) that match the distribution entitlements of a Common Unit of Blue Owl Carry or Blue Owl Holdings, as applicable. For the avoidance of doubt, none of the Blue Owl Carry, Blue Owl Holdings, or Blue Owl Management Vehicle, nor any partner of any such entity is providing a covenant or guarantee that any Blue Owl Incentive Unit will be treated as a “profits interest” as described in this Section 2.3 and in Section 3.1(a) of each of the Blue Owl Carry LPA and Blue Owl Holdings LPA, respectively.

ARTICLE III

RESTRICTIONS ON TRANSFERS AND OTHER LIMITATIONS

Section 3.1 Transfer Restrictions on Blue Owl Incentive Units and Stock Exchange Rights. Notwithstanding anything to the contrary in the Operating Agreements or the Plan:

(a) The Grantee may not Transfer all or any portion of the Grantee’s Blue Owl Incentive Units to any Person (including to any Permitted Transferee) without the prior written consent of the Administrator, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal or tax opinions and other documents that the Corporation may require) as determined by the Administrator.

(b) Prior to a Transfer of any Blue Owl Incentive Units to any Person that the Administrator approves by advance written consent, such Person must consent in writing to be bound by this Agreement and deliver such consent to the Administrator.

(c) Any purported Transfer of Blue Owl Incentive Units that is not in accordance with this Section 3.1 or which would cause Blue Owl Holdings or Blue Owl Carry to be treated as a “publicly traded partnership”, as defined in Section 7704 of the U.S. Internal Revenue Code of 1986, as amended, is null and void.

(d) Transfers of Blue Owl Incentive Units shall be subject to further conditions and/or restrictions, if any, set forth in the applicable Operating Agreement.

Section 3.2 Confidentiality and Restrictive Covenant Agreement. The Grantee acknowledges and agrees that the Grantee is currently bound by and will continue to be bound by and comply with the Confidentiality and Restrictive Covenant Obligations and any other similar agreements that the Grantee has entered into with the Designated Service Recipient, the Corporation, Blue Owl Holdings, Blue Owl Carry, Blue Owl Management Vehicle or any other member of the Blue Owl Group, as applicable, as such agreements may be amended from time to time. If the Grantee is a limited partner of Blue Owl Holdings or Blue Owl Carry, the Grantee further acknowledges and agrees that references to a Confidentiality and Restrictive Covenant Obligation in respect of the Blue Owl Holdings LPA and the Blue Owl Carry LPA shall be deemed to include the Confidentiality and Restrictive Covenant Obligations incorporated herein.

Section 3.3 Post-Vesting Transfer Restrictions. Notwithstanding anything to the contrary in the Operating Agreements or the Plan:

(a) The Grantee may not Transfer or Exchange all or any portion of the Grantee’s Transfer-Blue Owl Incentive Units (including to any Permitted Transferee) without the prior written consent of the Administrator, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal or tax opinions and other documents that the Corporation may require) as determined by the Administrator. Any permitted transfer pursuant to this Section 3.3(a) shall be made in accordance with Section 3.1.

(b) A “Transfer-Blue Owl Incentive Unit” refers to all Blue Owl Holdings Incentive Units and Blue Owl Carry Incentive Units held by the Grantee until the first anniversary of the applicable Service Vesting Date; provided, that, if the Grantee has given or been given notice of termination of the Grantee’s Service, then the Administrator, in its sole discretion, may direct that any Blue Owl Holdings Incentive Units and Blue Owl Carry Incentive Units (or any Common Units resulting from the vesting thereof) that are then Transfer-Blue Owl Incentive Units shall continue to be Transfer-Blue Owl Incentive Units until the expiration of the later to occur of (i) the expiration of any non-competition covenant period and (ii) the expiration of any non-solicitation covenant period, in each case, applicable to the Grantee, unless an earlier date is selected by the Administrator, in its sole discretion.

(c) If the Grantee breaches in any significant or intentional manner, as determined by the Administrator in its reasonable discretion, any of the Grantee’s Confidentiality and Restrictive Covenant Obligations, the Administrator, in its sole discretion, may direct that the Grantee forfeit all or any portion of the Transfer-Blue Owl Incentive Units held by the Grantee for no consideration, in which case all related Class P Units (or any Common Units issued upon automatic forfeiture of such) held by Blue Owl Management Vehicle shall also be forfeited. If the Grantee’s Service is terminated for Cause, as determined by the Administrator in its reasonable discretion, all Transfer-Blue Owl Incentive Units held by the Grantee shall automatically be forfeited for no consideration, together with all related Class P Units (or any Common Units upon automatic forfeiture of such) held by Blue Owl Management Vehicle, unless otherwise determined by the Administrator, in its reasonable discretion. The Grantee hereby consents and agrees to immediately surrender and deliver such Transfer-Blue Owl Incentive Units to the Corporation, or its designee, without the payment of any consideration, receipt of any further notice or fulfillment of any other condition. Any forfeiture of Transfer-Blue Owl Incentive Units pursuant to this Section 3.3(c) shall require no additional procedures on the part of the Corporation, Blue Owl Holdings, Blue Owl Carry, Blue Owl Management Vehicle or any of their Affiliates.

(d) Any purported Transfer or Exchange of Transfer-Blue Owl Incentive Units that is not in accordance with the terms of this Section 3.3 shall automatically be deemed null and void. In the event of a property settlement or separation agreement between the Grantee and his or her spouse, the Grantee agrees that he or she shall use reasonable efforts to retain all of his or her Blue Owl Holdings Incentive Units and Blue Owl Carry Incentive Units and shall reimburse his or her spouse for any interest he or she may have under this Agreement out of funds, assets or proceeds separate and distinct from his or her interest under this Agreement.

(e) The provisions of this Section 3.3 and any references to a Transfer-Blue Owl Incentive Unit (as defined below) shall not be applicable to the Blue Owl Incentive Units granted to the Grantee hereunder if so indicated on the Grant Certificate.

Section 3.4 Other Restrictions. Notwithstanding anything to the contrary in this Agreement, the Operating Agreements or the Plan, the Blue Owl Incentive Units granted to the Grantee hereunder shall also be subject to such terms, conditions and restrictions (if any) as are set forth on Schedule 1 to the Grant Certificate.

Section 3.5 Waiver of Restrictions. Notwithstanding anything to the contrary in this Agreement, the Operating Agreements or the Plan, the Administrator may, from time to time, waive the application of the provisions of Section 2.1 or Article III of this Agreement, subject to the imposition of any conditions or further requirements in connection with such waiver, as determined by the Administrator in its sole discretion. Without limiting the foregoing, to the extent the Administrator waives the application of any such provisions, (a) equivalent restrictions on the Grantee’s other equity, if any, held in Blue Owl Holdings, Blue Owl Carry, Blue Owl Management Vehicle, the Corporation or any of their respective Affiliates (or any of their respective equity incentive plans) may be imposed, and (b) the Grantee hereby consents in advance to the imposition of such equivalent restrictions for purposes of the governing documents of the Grantee’s other equity, if any, held in Blue Owl Holdings, Blue Owl Carry, Blue Owl Management Vehicle, the Corporation or any of their respective Affiliates (or any of their respective equity incentive plans).

ARTICLE IV

MISCELLANEOUS

Section 4.1 Governing Law; Venue; Waiver of Jury Trial. This Agreement and Grant Certificate shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The agreed venue and method for resolving disputes relating to this Agreement and Grant Certificate are set forth in Section 4.3 hereof.. The Grantee, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT THE GRANTEE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THE PLAN OR ANY AWARD AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY MEMBER OF THE GROUP PARTNERSHIP OR ANY OF ITS AFFILIATES OR THE GRANTEE MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE GROUP PARTNERSHIP AND ITS AFFILIATES, ON THE ONE HAND, AND THE GRANTEE, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THE PLAN OR ANY AWARD AGREEMENT, AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.2 Operating Agreements and Plan. In the event of a conflict or inconsistency between the terms and provisions of the Operating Agreements or the Plan and the provisions of this Agreement, unless otherwise expressly set forth in this Agreement that this Agreement shall control, the Operating Agreements or the Plan, as applicable, shall govern and control.

Section 4.3 Arbitration.

(a) Except as expressly set forth in this Section 4.3, the parties hereto mutually and voluntarily consent to the resolution, by final and binding arbitration, of any and all disputes, controversies or claims arising out of or related in any way to (i) (A) this Agreement, (B) the Grant Certificate or (C) the Blue Owl Carry LPA, the Blue Owl Holdings LPA, the Blue Owl Management Vehicle LPA or the Plan with respect to the terms of this Agreement or the Grant Certificate (each, a “Group Partnership Agreement”) or the breach of any Group Partnership Agreement; and/or (ii) any dispute as to the arbitrability of a matter under this Agreement (collectively, “Claims”); provided, however, that nothing in this Agreement shall require arbitration of any Claims that, by valid law that is binding on the Grantee and the Group Partnership and not preempted by federal law, cannot be the subject of a compulsory arbitration agreement (including (I) sexual harassment claims that cannot be subject to mandatory arbitration under Section 7515 of the New York Civil Practice Law and Rules or any other laws, (II) claims for workers’ compensation benefits (but not retaliation claims arising out of or relating to claims for workers’ compensation benefits), (III) unemployment compensation benefits claims, (IV) state or federal disability insurance claims, (V) claims under the National Labor Relations Act, as amended, that fall within the exclusive jurisdiction of the National Labor Relations Board and (VI) criminal complaints or proceedings) (each, an “Excluded Claim”), and nothing in this Agreement shall be interpreted to mean that the Grantee is precluded from filing a charge or complaint with any federal, state or local governmental agency, legislative body, regulatory body or self-regulatory organization that prohibits waiver or limitation of such right, including, but not limited to, the New York City Commission on Human Rights, the New York State Division of Human Rights, the Equal Employment Opportunity Commission and the National Labor Relations Board.

(b) All Claims shall be resolved exclusively by arbitration administered by JAMS under its Employment Arbitration Rules & Procedures then in effect (the “JAMS Rules”). Notwithstanding the foregoing, the Group Partnership and the Grantee shall have the right to (i) seek a restraining order or other injunctive or equitable relief or order in aid of arbitration or to compel arbitration, from a court of competent jurisdiction, subject to Section 4.1, or (ii) interim injunctive or equitable relief from the arbitrator pursuant to the JAMS Rules, in each case, to prevent any violation of this Agreement or any Group Partnership Agreement. The Group Partnership and the Grantee shall initiate the arbitration of any Claims within the same statute of limitations period applicable to such Claims. Prior to the arbitration, the discovery should include at least (A) exchange of relevant documents, (B) identification of witnesses and (C) one (1) deposition for each side. Other discovery should be available at the arbitrator’s discretion.

(c) Any arbitration proceeding brought under this Agreement shall be conducted before one (1) arbitrator in New York, New York. The arbitrator shall be selected in accordance with the JAMS Rules, provided, that, the arbitrator shall be a neutral attorney (i) with at least ten (10) years of significant employment law or private equity, asset management or financial advisory legal experience and/or (ii) a former federal or state court judge. Each party shall be entitled to be represented by counsel at the arbitration. At the arbitration hearing, the parties hereto will have the right to (A) present proof, through testimony and documentary evidence, and (B) cross-examine witnesses. Each party to any dispute shall pay such party’s own expenses, including attorneys’ fees; provided, however, that, to the extent required by applicable law or any JAMS Rules, the Group Partnership shall pay all reasonable costs, fees and expenses that the Grantee would not otherwise have been subject to paying if the Claims had been resolved in a court of competent jurisdiction. The arbitrator will be empowered to award either party any remedy, at law or in equity, to which the party would otherwise have been entitled had the matter been litigated in court, including, but not limited to, general, special and punitive damages, injunctive relief, costs and attorneys’ fees; provided, however, that the authority to award any remedy is subject to whatever limitations, if any, exist in the applicable law on such remedies. The arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law. Any judgment on or enforcement of any award, including an award providing for interim or permanent injunctive relief, rendered by the arbitrator may be entered, enforced or appealed in any court having jurisdiction thereof as set forth in Section 4.3(f) below.

(d) Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration provision, shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. The arbitration proceedings will be confidential.

(e) To the maximum extent permitted by applicable law, the parties hereto agree that no Claims covered by this Agreement may be initiated, maintained, heard or determined on a class action, collective action or representative action basis, either in court or in arbitration. The parties hereto further agree that the Grantee will not serve or participate as a class, collective or representative action member or representative or receive any recovery from a class, collective or representative action involving Claims covered by this Agreement, either in court or in arbitration. The parties hereto further agree that no arbitrator shall have authority to (i) order, authorize or permit any notice or information about an arbitration or any claims or defenses in an arbitration to be sent to any class or group other than the parties to the individual arbitration, provided that parties to an arbitration and the arbitrator may request or compel testimony of a witness or the production of documents, materials or information consistent with applicable arbitration rules, or (ii) order or require either party to produce contact information for a class or group. The parties hereto further agree that if the Grantee is included within any class, collective or representative action in court or in arbitration involving a Claim, the Grantee will take all steps necessary to opt-out of the action or refrain from opting in, as the case may be. Any

Claim filed or brought in court or arbitration as a class, collective or representative action will be decided in arbitration on an individual basis. Any issue concerning arbitrability of a particular issue or claim pursuant to this Agreement, and any issue concerning the validity or enforceability of the class action, collective action and representative action waiver contained in this Agreement, shall be decided by a court of competent jurisdiction, and no arbitrator shall have any authority to consider or decide any issue concerning arbitrability of a particular issue or claim pursuant to this Agreement, or concerning the validity or enforceability of the class action, collective action and representative action waiver. If, despite the express intent of the parties hereto to proceed only in individual arbitration, a court nonetheless orders that a class action, collective action or representative action should proceed, in no event will such action proceed in an arbitration forum and may proceed only in court. Notwithstanding the foregoing, the Grantee has the right to challenge the validity of this Agreement and the class action, collective action and representative action waiver in court on such grounds as may exist in law or equity for the revocation of any contract, and the Group Partnership will not engage in any retaliatory actions against the Grantee in the event the Grantee chooses to do so. However, the Group Partnership reserves the right to attempt to enforce this Agreement and waiver.

(f) The Grantee and the Group Partnership agree that the U.S. Federal or state courts located within the state, city and county of New York will have exclusive jurisdiction over any proceeding, suit or action permitted under this Agreement, and each party expressly and irrevocably submits to such jurisdiction for such purpose and agrees that such party waives any objection, and specifically consents, to venue in such courts for any such action.

(g) The Grantee agrees that nothing in this Agreement relieves the Grantee from any obligation to exhaust certain administrative remedies before arbitrating certain types of claims under this Agreement. However, any claim that is not fully and finally resolved exclusively through a proceeding commenced in an administrative agency, such as the Equal Employment Opportunity Commission or analogous state or local agency, must be submitted to arbitration in accordance with this Agreement and may not proceed in court.

(h) The parties hereto agree to treat as confidential and not disclose the substance and result of any arbitration under this Agreement. However, disclosures may be made by the Grantee to legal counsel for the purpose of obtaining legal advice and by the Group Partnership to its owners, directors, officers, shareholders, employees, managers, members, insurers, attorneys and agents as reasonably necessary for legitimate business purposes, and by the parties hereto to the extent necessary (i) to enforce a final settlement agreement between the Grantee and the Group Partnership, (ii) to obtain and secure enforcement, or a judgment on, an award issued pursuant to this Agreement or (iii) as otherwise required by law or court order.

Section 4.4 Remedies; Recoupment; Right to Set-Off.

(a) The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law or under the terms of any other applicable agreement.

(b) To the extent required or advisable, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules promulgated thereunder and any other similar Laws, including, as applicable, but not limited to, the European Directives 2011/61/EU, 2013/36/EU and 2014/91/EU, the Administrator may specify, in any other document or a policy to be incorporated into this Agreement by reference, that the Grantee’s rights, payments and benefits with respect to the Blue Owl Incentive Units awarded hereunder and/or Class A Common Stock delivered to the Grantee in respect of the Blue Owl Incentive Units awarded hereunder shall be subject to reduction, cancellation, forfeiture or recoupment.

(c) The Grantee further acknowledges and agrees that Blue Owl Group shall have the right to claw back, forfeit, cancel, recoup, reduce or set-off any distribution or payment that is due or payable (or that the Administrator reasonably determines may become due or payable) to the Grantee pursuant to any agreement with the Blue Owl Group (including, but not limited to, the Operating Agreements) or otherwise for the purpose of fulfilling any present or future obligation or liability of whatever nature (whether matured or unmatured, absolute or contingent) that the Grantee has to make (or that the Administrator reasonably determines may become such an obligation or liability to make) any payment or contribution to the Blue Owl Group, regardless of whether the payment or contribution is currently due or payable, or may become due or payable in the future, whether in advance of or without adjudication (provided that the Administrator must act in good faith when determining any contribution or payment that may become due or payable as a result of damage to the Blue Owl Group arising from a breach by the Grantee of any of the Grantee’s written agreements with the Blue Owl Group or other wrongdoing), and notwithstanding any other agreements between the Grantee and the Blue Owl Group entered into prior to the date hereof.

Section 4.5 Amendments and Waivers.

(a) This Agreement (including the Grant Certificate and Appendices A, B, C, and D attached hereto, as applicable) may be amended, supplemented, waived or modified only in accordance with Section 5 of the Plan or Section 12 of the Plan, as applicable, or as may be required for purposes of compliance or enforceability with applicable local Law; provided, however, that the Grant Certificate shall be deemed amended from time to time to reflect any adjustments provided for in the Operating Agreements or the Plan. For the avoidance of doubt, no waiver of the application of the provisions of this Agreement by the Administrator made in accordance with the express terms of this Agreement shall be limited by the Plan.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.6 Withholding.

(a) The provisions of Section 14 of the Plan are incorporated herein by reference and made a part hereof. Regardless of any action the Corporation or the Designated Service Recipient takes with respect to any or all income tax, social insurance, payroll tax or payment on account of other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Corporation or the Designated Service Recipient. The Grantee further acknowledges that the Corporation and/or the Designated Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items and (ii) are under no obligation to structure the terms of the Blue Owl Incentive Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. The Corporation may refuse to issue or deliver Class A Common Stock or the proceeds from the sale of Class A Common Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as set forth in this Section 4.6.

(b) Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Corporation and/or the Designated Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Corporation and/or the Designated Service Recipient to satisfy the obligations with regard to all Tax-Related Items, if any, by one or a combination of the following:

(i) withholding from the proceeds from the sale of Class A Common Stock delivered upon the Exchange, either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Grantee’s behalf pursuant to this authorization); or

(ii) withholding shares of Class A Common Stock to be delivered upon the Exchange.

The Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Grantee’s jurisdiction(s), in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Class A Common Stock. If the obligation for Tax-Related Items is satisfied by withholding shares of Class A Common Stock, the Grantee is deemed to have been issued the full number of shares of Class A Common Stock subject to the Exchange, notwithstanding that a number of shares of Class A Common Stock is held back solely for the purpose of paying the Tax-Related Items. Finally, the Grantee shall pay to the Corporation or the Designated Service Recipient any amount of Tax-Related Items that the Corporation or the Designated Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Grantee’s liability for Tax-Related items, if any, will survive the Grantee’s withdrawal from Blue Owl Management Vehicle or Transfer of any Blue Owl Incentive Units.

Section 4.7 Notices. All notices, requests, consents and other communications with respect to this Agreement and Grant Certificate to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 4.7) or by a nationally recognized overnight courier. to the respective parties at the following addresses (or at such other address for a party as shall be specified):

(a) If to any member of the Blue Owl Group and/or Blue Owl Management Vehicle, to:

c/o Blue Owl Capital Inc.

399 Park Avenue, 38th Floor

New York, New York 10022 U.S.A.

Attention: Neena Reddy

Email: neena.reddy@blueowl.com

(b) If to the Grantee, to the most recent address for the Grantee in the books and records of the Corporation or the Designated Service Recipient, as applicable.

Section 4.8 Electronic Delivery. Blue Owl Group may, in its sole discretion, decide to deliver any documents related to this Agreement and Grant Certificate by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. Each Grantee, by accepting this Agreement and Grant Certificate, thereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an online or electronic system established and maintained by Blue Owl Group or a third party designated by Blue Owl Group.

Section 4.9 Entire Agreement; Termination of Agreement; Survival

(a) This Agreement (including Appendices A, B, C and D attached hereto) and the Operating Agreements constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, pertaining thereto. The Grantee acknowledges that the grant of Blue Owl Incentive Units provided for under this Agreement is in full satisfaction of any and all grants of equity or equity-based awards that representatives of the

Corporation or its Affiliates, on or prior to the date hereof, may have informed the Grantee that the Grantee is entitled to receive.

(b) This Agreement shall terminate when the Grantee and all Permitted Transferees cease to hold any of the Blue Owl Incentive Units that have been granted hereunder. Notwithstanding anything to the contrary herein, this Article IV and the Grantee’s Confidentiality and Restrictive Covenant Obligations shall survive any termination of this Agreement.

Section 4.10 Severability. If any provision of this Agreement and Grant Certificate is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

Section 4.11 Binding Effect. Except as otherwise expressly provided in this Agreement and Grant Certificate, this Agreement and Grant Certificate shall be binding on and inure to the benefit of the undersigned, their heirs, executors, administrators and successors.

Section 4.12 Appendices. Appendices A, B, C, and D constitute part of this Agreement.

Section 4.13 Further Assurances. Each of the parties to this Agreement and Grant Certificate does covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to use commercially reasonable efforts to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement and Grant Certificate.

Section 4.14 Section 409A; Service with Designated Service Recipient.

(a) This Section 4.13(a) applies to the Grantee if he or she is a U.S. tax resident (such as a U.S. citizen, U.S. green card holder or a U.S. tax resident under the substantial presence test). All references to any “separation from service” or termination of the Service of, or the services to be provided by the Grantee, shall be deemed to refer to a “separation from service” within the meaning of Section 409A, if applicable. Notwithstanding anything herein to the contrary, (i) if, at the time of the Grantee’s termination of Service, the Grantee is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or delivery of Class A Common Stock otherwise payable or provided hereunder as a result of such termination of Service is necessary in order to prevent any accelerated or additional tax under Section 409A, then, to the extent that Section 409A applies to the Blue Owl Incentive Units, the Corporation will defer the commencement of the payment of any such payments or delivery hereunder (without any reduction in such payments or delivery of Class A Common Stock ultimately paid or provided to the Grantee) until the date that is six (6) months following the Grantee’s termination of Service (or the earliest date as is permitted under Section 409A), and (ii) if any other payments or other deliveries due to the Grantee hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other deliveries shall be deferred if deferral will make such payment or other delivery compliant under Section 409A, or otherwise such payment or other delivery shall be restructured, to the extent possible, in a manner, determined by the Administrator, that does not cause such an accelerated or additional tax. The Corporation shall use commercially reasonable efforts to implement the provisions of this Section 4.13(a) in good faith; provided, that, none of the Corporation, the Administrator nor any of the Corporation’s or Blue Owl Group’s, as applicable, employees, directors or representatives shall have any liability to the Grantee with respect to this Section 4.13(a).

(b) Nothing in this Agreement shall be deemed to obligate the Corporation, the Designated Service Recipient or any other member of the Blue Owl Group, as applicable, to employ the Grantee in any capacity whatsoever or to prohibit or restrict the Corporation, the Designated Service Recipient or any other member of the Blue Owl Group, as applicable, from terminating the Grantee’s Service at any time or for any reason whatsoever, with or without Cause.

Section 4.15 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Agreement.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation, Blue Owl Holdings, Blue Owl Carry and Blue Owl Management Vehicle have executed this Agreement as of the date specified under the signature of the Grantee.

BLUE OWL CAPITAL CARRY LP,
by Blue Owl Capital GP LLC,
its General Partner

By:
Title:

BLUE OWL CAPITAL HOLDINGS LP,
by Blue Owl Capital GP LLC,
its General Partner

By:
Title:

BLUE OWL CAPITAL INC.

By:
Title:

BLUE OWL MANAGEMENT VEHICLE LP,
by Blue Owl Capital GP LLC,
its General Partner

By:
Title:

IN WITNESS WHEREOF, the undersigned Grantee has caused this counterpart signature page to this Agreement to be duly executed as of the date specified under the signature of the Grantee.

GRANTEE

Electronic Signature
Name: Grantee Name
Dated: Grant Date

APPENDIX A

DEFINITIONS

In addition to the defined terms set forth in the Plan, the following terms shall have the following meanings for purposes of the Agreement:

“Blue Owl Group” means (i) the Corporation, (ii) any direct or indirect subsidiaries of the Corporation, including, but not limited to, the Group Partnership and its direct and indirect subsidiaries (not including Portfolio Companies), (iii) Blue Owl Holdings and Blue Owl Carry, their respective general partners and the direct or indirect subsidiaries of Blue Owl Holdings and Blue Owl Carry, respectively, and (iv) any investment fund, account or vehicle that is managed, advised or sponsored by any member of the Blue Owl Group (the “Funds”).

“Cause” means: (i) “cause” as defined in the employment agreement, offer letter, consulting agreement, change in control agreement or similar agreement in effect between any member of the Designated Service Recipient (or an Affiliate thereof) and the Grantee at the time of this Agreement; and (ii) in the case where there is no such agreement in effect between the Designated Service Recipient (or an Affiliate thereof) and the Grantee at the time of this Agreement (or where there is such an agreement in effect, but it does not define “cause” (or words of like import)), the Grantee’s Termination of Service due to any of the Grantee’s: (1) indictment for, conviction of, or plea of guilty or no contest or similar plea with respect to, any felony or any crime of moral turpitude; (2) intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument, financial instrument or currency; (3) dishonesty, bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties in connection with the performance of any services on behalf of the Blue Owl Group or any of its Affiliates or the Grantee’s engagement in conduct which is injurious to the Blue Owl Group or any of its Affiliates, monetarily, reputationally or otherwise; (4) intentional failure to comply with any reasonable directive by a supervisor in connection with the performance of any services on behalf of the Blue Owl Group or any of its Affiliates; (5) breach of any material provision of this Agreement, an Award Agreement or any other agreement between the Grantee and the Blue Owl Group or any of its Affiliates; (6) material violation of any written policies adopted by the Blue Owl Group or any of its Affiliates governing the conduct of persons performing services on behalf of the Blue Owl Group or such Affiliate or the Grantee’s non-adherence to policies and procedures or other applicable compliance manuals of the Blue Owl Group or any of its Affiliates; (7) taking of, or omission to take, any action that has caused or substantially contributed to a significant deterioration in the business or reputation of the Blue Owl Group or any of its Affiliates, or that was otherwise materially disruptive to the business or affairs of the Blue Owl Group or any of its Affiliates; (8) failure to devote a significant portion of time to performing services as an agent of the Blue Owl Group without the prior written consent of the Blue Owl Group, other than by reason of the Grantee’s death or Disability; (9) obtainment of any improper personal benefit as a result of a breach by the Grantee of any covenant or agreement (including, without limitation, a breach by the Grantee of the Blue Owl Group’s code of ethics or any Blue Owl Group policy); or (10) suspension or other disciplinary action against the Grantee by an applicable regulatory authority; provided, however, that if a failure, breach, violation or action or omission described in any of clauses (4) to (8) is capable of being cured, the Grantee has failed to do so after being given notice and a reasonable opportunity to cure, a determined in the Administrator’s discretion. As used in this definition, “material” means “more than de minimis.”

“Common Units” means either (i) the Common Units of Blue Owl Holdings under the Blue Owl Holdings LPA or (ii) the Common Units of Blue Owl Carry under the Blue Owl Carry LPA.

“Designated Service Recipient” means any member of the Blue Owl Group that employs the Grantee or with which the Grantee is similarly associated.

“Disability” has the meaning set forth in the offer letter or employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Designated Service Recipient (or an Affiliate thereof) and the Grantee at the time of this Agreement; and in the case where there is no such offer letter or agreement in effect between the Designated Service Recipient (or an Affiliate thereof) and the Grantee at the time of this Agreement (or where there is such an offer letter or agreement in effect, but it does not define “disability” (or words of like import)), “Disability” shall have the meaning provided under Section 409A(a)(2)(C) of the Code.

“Exchange” has the meaning given to such term in the Exchange Agreement.

“Exchange Agreement” means the Exchange Agreement, dated as of May 19, 2021, by and among the Corporation, Blue Owl Holdings, Blue Owl Carry, Blue Owl Capital GP LLC, a Delaware limited liability company, and the limited partners set forth therein, as amended from time to time, or such other exchange agreement entered into from time to time by the Corporation, or any successor thereto, and Blue Owl Holdings and/or Blue Owl Carry.

“General Partner” has the meaning given to such term with respect to each of Blue Owl Carry and Blue Owl Holdings in the Blue Owl Carry LPA or Blue Owl Holdings LPA, as applicable.

“Governmental Entity” has the meaning given to such term in Section 4.3 of the Agreement.

“Grant Certificate” means the Grant Certificate delivered to the Grantee and attached to this Agreement, as the same may be modified pursuant to Section 4.5(a) of the Agreement.

“Group Partnership” means the Blue Owl Group, along with its successor and any other legal entity designated in the future as a “Group Partnership” by the Corporation.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Corporation or the Grantee, as the case may be.

“Permitted Transferee” means (i) any person who is a “family member” of the Grantee, as such term is used in the instructions to Form S-8 under the Securities Act of 1933, as amended, or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Grantee and his or her Immediate Family Members; (iii) a partnership or limited liability company whose only partners or stockholders are the Grantee and his or her Immediate Family Members; (iv) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes; or (v) any other Person to whom or which the Administrator consents.

“Portfolio Company” means any portfolio companies, joint ventures or affiliated investments that are held as such by the Blue Owl Group.

“Service” means the Grantee’s employment or other provision of services (including any similar association determined by the Administrator to constitute employment for purposes of this Agreement) with the Designated Service Recipient or any other member of the Blue Owl Group.

“Transfer” or “Transferred” means, with respect to any Blue Owl Incentive Units or Class A

Common Stock, as applicable, any (i) sale, assignment, transfer or other disposition thereof or any interests therein or rights attached thereto, whether voluntarily or by operation of Law, including, but not limited to, an Exchange, or (ii) creation or placement of any mortgage, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

APPENDIX B

ELECTION TO INCLUDE PROPERTY IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On [Grant Date] (the “Acquisition Date”), the undersigned was granted [•] Class P Units (the “Incentive Units”) of Blue Owl Management Vehicle LP, a Delaware limited partnership (the “Partnership”). Pursuant to the Partnership’s Limited Partnership Agreement (the “Partnership Agreement”) and the Award Agreement (the “Award Agreement”), dated as of the Acquisition Date, by and among the undersigned, the Partnership, Blue Owl Capital Inc., a Delaware corporation, Blue Owl Capital Carry LP, a Delaware limited partnership, and Blue Owl Capital Holdings LP, a Delaware limited partnership, the Incentive Units entitle the undersigned to an interest in the Partnership’s profits.

Based on Treasury Regulation §1.721-1(b) and Revenue Procedures 93-27 and 2001-43, the undersigned does not believe that issuance of the Incentive Units to the undersigned is a taxable event. However, in the event that the issuance is treated as a transfer of property under Section 83 of the Internal Revenue Code (the “Code”), the undersigned desires to make an election to have the receipt of the Incentive Units taxed under the provisions of Section 83(b) of the Code at the time the undersigned acquired the Incentive Units.

Therefore, pursuant to Section 83(b) of the Code and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Incentive Units and on a protective basis, to report as taxable income for the calendar year stated below the excess (if any) of the value of the Incentive Units on the Acquisition Date over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned:

Name:
Address:

SSN:

2. A description of the property with respect to which the election is being made: [__] Incentive Units, entitling the undersigned to an interest in the Partnership’s profits as provided in the Partnership Agreement.

3. The date on which the Incentive Units were transferred: [•]. The taxable calendar year for which such election is made: [•].

4. The restrictions to which the property is subject: The Incentive Units are subject to vesting and potential forfeiture in accordance with the terms of the Award Agreement and to restrictions on transfer. As set forth in the Partnership Agreement and the Award Agreement, in certain circumstances, the vested or unvested Incentive Units will be automatically forfeited by the undersigned.

5. The fair market value on the date of transfer of the Incentive Units with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $0.00.

6. The amount paid or to be paid for such property: $0.00.

*    *    *    *    *

B-1

A copy of this election is being furnished to the Partnership pursuant to Treasury Regulation § 1.83-2(e)(7). This election is dated as of _____________ __, 20__.

[•]

APPENDIX C

FORM OF JOINDER AGREEMENT

WHEREAS, simultaneously with the execution of this Agreement, the undersigned is acquiring [•] Class P Units (“Incentive Units”) of Blue Owl Management Vehicle LP, a Delaware limited partnership (the “Partnership”);

WHEREAS, as a condition to the acquisition of such Incentive Units, the undersigned has agreed to join in (a) effective as of the date hereof, the Amended and Restated Limited Partnership Agreement of Blue Owl Management Vehicle LP, dated as of October 22, 2021 (as amended, amended and restated or otherwise modified from time to time, the “Partnership Agreement”), by and among the Partnership and the Partners party to the Partnership Agreement; and (b) effective, automatically and without action by any person, as of the date any “Equitized Class P Series Unit” held by the undersigned is forfeited and a corresponding “Common Unit” of Blue Owl Holdings is issued to the undersigned (pursuant to, and as each is defined in, the Amended & Restated Limited Partnership Agreement of Blue Owl Holdings), (i) the Investor Rights Agreement, dated as of May 19, 2021, by and among Blue Owl Capital Inc. (“Blue Owl”), Blue Owl Capital GP LLC (“Blue Owl GP”), Blue Owl Capital Holdings LP (“Blue Owl Holdings”), Blue Owl Capital Carry LP (“Blue Owl Carry”) and the other parties thereto (the “IRA”), (ii) the Amended and Restated Exchange Agreement, dated as of October 22, 2021, by and among Blue Owl, Blue Owl GP, Blue Owl Holdings, Blue Owl Carry and the other parties thereto from time to time (as amended, amended and restated or otherwise modified from time to time, the “Exchange Agreement”), (iii) the Second Amended & Restated Limited Partnership Agreement of Blue Owl Holdings (as amended, amended and restated or otherwise modified from time to time, the “BOH LPA”) and (iv) the Second Amended & Restated Limited Partnership Agreement of Blue Owl Carry (as amended, amended and restated or otherwise modified from time to time, the “BOC LPA” and together with the Partnership Agreement, the TRA, the IRA, the Exchange Agreement and the BOH LPA, the “Agreements”);

WHEREAS, the undersigned understands that the execution of each Agreement, effective as of the date set forth above, is a condition precedent to the acquisition of the Incentive Units; and

WHEREAS, capitalized terms used but not defined in this Joinder Agreement have the meaning assigned to them in the Partnership Agreement.

NOW, THEREFORE, as an inducement to both the undersigned to acquire the Incentive Units and to the parties to the Agreements to allow for such acquisition by the undersigned, the undersigned agrees to join in, and be bound by the terms of, each Agreement, effective in each case as of the date set forth in this Joinder Agreement. The undersigned agrees to take such other actions and execute such other instruments as the Partnership may request from time to time to evidence the undersigned’s joinder to any Agreement.

*    *    *    *

C-1

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement and each of the Agreements this __ day of ________, 20__.

[•]
Address:

APPENDIX D

SPOUSAL CONSENT

I,_________, spouse of _____________ , have read and approve the Amended and Restated Limited Partnership Agreement of Blue Owl Management Vehicle LP, dated as of October 22, 2021, (as amended, amended and restated or otherwise modified from time to time, the “Partnership Agreement”). I agree to be bound by the provisions of the Partnership Agreement insofar as I may have any rights in or under the Partnership Agreement or any Partnership Interests or Units (as such terms are defined in the Partnership Agreement) covered by the Partnership Agreement under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Partnership Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Spousal Consent this __ day of ________, 20__.

Name:
Address:

D-1